Consent of Patent Counsel



          We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form S-3 No.333-12867) and related prospectus of OXiGENE, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                                    /s/ Cooper & Dunham LLP

                                                    Cooper & Dunham LLP



New York, New York
October 29, 1996





420273.1